As filed with the Securities and Exchange Commission on February 23, 2012

Registration No. 333-173956

Registration No. 333-173320

Registration No. 333-168969

Registration No. 333-162765

Registration No. 333-157727

Registration No. 333-150294

Registration No. 333-147064

Registration No. 333-143303

Registration No. 333-132170

Registration No. 333-123271

Registration No. 333-117619

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-173956

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-173320

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-168969

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-162765

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-157727

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-150294

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-147064

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-143303

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-132170

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-123271

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-117619

UNDER

THE SECURITIES ACT OF 1933

NetLogic Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0455244
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

NetLogic Microsystems, Inc.

c/o Broadcom Corporation

5300 California Avenue

Irvine, California 92617

(949) 926-5000

(Address of principal executive offices)

2008 New Employee Inducement Incentive Plan

Optichron, Inc. 2011 Restricted Stock Unit Plan

Amended and Restated 2004 Equity Incentive Plan

2004 Employee Stock Purchase Plan

2004 Equity Incentive Plan

Agreement and Plan of Merger Reorganization, dated May 31, 2009, by and among NetLogic

Microsystems, Inc., RMI Corporation, Roadster Merger Corporation and WP VIII Representative LLC

Aeluros, Inc. 2001 Stock Option/Stock Issuance Plan

New Employee Inducement Grant Program

2000 Stock Plan

(Full title of plans)

Maria Wronski

Chief Financial Officer and Treasurer

NetLogic Microsystems, Inc.

c/o Broadcom Corporation

5300 California Avenue

Irvine, California 92617

(949) 926-5000

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following registration statements of NetLogic Microsystems, Inc. (the “Registrant”) on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) on the dates indicated:

•

Registration Statement No. 333-173956, filed with the SEC on May 5, 2011, registering 400,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), for issuance pursuant to the Registrant’s 2008 New Employee Inducement Incentive Plan;

•

Registration Statement No. 333-173320, filed with the SEC on April 5, 2011, registering 548,174 shares of Common Stock for issuance pursuant to the Optichron, Inc. 2011 Restricted Stock Unit Plan assumed by the Registrant;

•

Registration Statement No. 333-168969, filed with the SEC on August 20, 2010, registering 3,150,000 shares of Common Stock for issuance pursuant to the Registrant’s Amended and Restated 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan;

•

Registration Statement No. 333-162765, filed with the SEC on October 30, 2009, registering 5,200,000* shares of Common Stock for issuance pursuant to (1) the Agreement and Plan of Merger Reorganization, dated May 31, 2009, by and among the Registrant, RMI Corporation, Roadster Merger Corporation and WP VIII Representative LLC and (2) the Registrant’s 2008 New Employee Inducement Incentive Plan;

•

Registration Statement No. 333-157727, filed with the SEC on March 5, 2009, registering 450,000* shares of Common Stock for issuance pursuant to the Registrant’s 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan;

•

Registration Statement No. 333-150294, filed with the SEC on April 17, 2008, registering 950,000* shares of Common Stock for issuance pursuant to the Registrant’s 2008 New Employee Inducement Incentive Plan, 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan;

•

Registration Statement No. 333-147064, filed with the SEC on October 31, 2007, registering 2,059,540* shares of Common Stock for issuance pursuant to the Aeluros, Inc. 2001 Stock Option/Stock Issuance Plan assumed by the Registrant and the Registrant’s New Employee Inducement Grant Program;

•

Registration Statement No. 333-143303, filed with the SEC on May 25, 2007, registering 745,800* shares of Common Stock for issuance pursuant to the Registrant’s 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan;

•

Registration Statement No. 333-132170, filed with the SEC on March 2, 2006, registering 450,000* shares of Common Stock for issuance pursuant to the Registrant’s 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan;

•

Registration Statement No. 333-123271, filed with the SEC on March 11, 2005, registering 450,000* shares of Common Stock for issuance pursuant to the Registrant’s 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan; and

•

Registration Statement No. 333-117619, filed with the SEC on July 23, 2004, registering 11,958,858* shares of Common Stock for issuance pursuant to the Registrant’s 2004 Equity Incentive Plan, 2004 Employee Stock Purchase Plan and 2000 Stock Plan.

*	Share numbers adjusted to reflect the two-for-one stock dividend paid by the Registrant on March 19, 2010.

Pursuant to an Agreement and Plan of Merger, dated September 11, 2011, by and among Broadcom Corporation, a California corporation (“Broadcom”), I&N Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Broadcom (“Merger Sub”), and the Registrant, Merger Sub will be merged with and into the Registrant. As a result of the Merger, the Registrant will become a wholly-owned subsidiary of Broadcom.

In anticipation of the closing of the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statements.

Pursuant to the undertaking made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant is filing these Post-Effective Amendments to the Registration Statements to deregister all of the securities which remain unsold, if any, under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Clara, state of California on February 23, 2012.

NETLOGIC MICROSYSTEMS, INC.

By:	/s/ Maria Wronski
Maria Wronski
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements on Form S-8 have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rajiv Ramaswami	(Principal Executive Officer)	February 23, 2012
Rajiv Ramaswami

/s/ Maria Wronski	(Principal Financial Officer and Principal Accounting Officer)	February 23, 2012
Maria Wronski

/s/ Rajiv Ramaswami	Director	February 23, 2012
Rajiv Ramaswami

/s/ Maria Wronski	Director	February 23, 2012
Maria Wronski